Exhibit 23.4
CONSENT OF
BROWN ARMSTRONG
ACCOUNTANCY CORPORATION

We consent to the inclusion in the prospectus constituting a part of this Registration Statement on Form S-1 of our report dated March 22, 2011, relating to the consolidated financial statements of Tri-Valley Corporation and its subsidiaries as of December 31, 2010 and 2009, and for each of the years in the three-year period ended December 31, 2010. We also consent to the reference to us under the caption “Experts” in the prospectus which is part of this Registration Statement.

BROWN ARMSTRONG ACCOUNTANCY CORPORATION

By:	/s/ Eric Xin
Eric Xin

Bakersfield, California

May 19, 2011